SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 21, 2002
                                                         -----------------

                          PCS RESEARCH TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-25449                      33-0856651
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)              Identification No.)
   Formation)



             3655 Nobel Drive, Suite 540 San Diego, California 92122
             -------------------------------------------------------
               (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (858) 623-1600
                                                           --------------


           -----------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 5.  Other Events.

         Effective December 21, 2002, the Research Services Agreement (the "Agreement") between Institutional Research Services, Inc. ("IRS"), and PCS Securities, Inc. ("PCS"), a wholly owned subsidiary of PCS Research Technology, Inc. (the "Company"), automatically terminated due to the Company's inability to remove the personal guarantees of Raymond Hill and Susanne Pruitt with respect to the Company's line of credit with Bear Stearns Securities Corp. IRS is owned by Mr. Hill who is a director of, and consultant to, the Company. Ms. Pruitt is the Managing Director of the Company's Capital Markets unit, the President of PCS, and a director of the Company. PCS derived approximately 50% of its business during the 2002 fiscal year from IRS.

         The Company expects that the termination of the Agreement will result in a substantial decrease in the revenues of PCS. In addition, while the PCS business generated most of the Company's revenues (on a consolidated basis) in fiscal 2002, it was not profitable and management does not anticipate that the PCS business will become profitable in the near future. As a result, the Company has elected to wind down the operations of PCS during the first quarter of 2003. In addition, the Company has reached an oral agreement with Ms. Pruitt and Mr. Hill to sell the PCS trademark to them or their nominee in exchange for, among other things, the surrender and cancellation of a total of 10.3 million shares of the Company's common stock owned by them and the termination of the Company's employment agreement with Ms. Pruitt and the consulting agreement with Mr. Hill. The closing of this transaction is anticipated to take place in the near future.

         The Company intends to aggressively pursue its existing growth plan by continuing to focus on using its advanced proprietary technology platforms to distribute financial research, data and analytics to the institutional investment community.


Item 7.  Financial Statements, Pro Forma Information and Exhibits.

         (c)   Exhibits

               99.0     Press Release dated January 10, 2003.

Item 9.  Regulation FD Disclosure.

         Exhibit 99 hereto sets forth a press release issued by the Company to report the name change and additional information about the Company.

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



                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                          PCS RESEARCH TECHNOLOGY, INC.



                                          By: /s/ BRIAN M. OVERSTREET
                                             ---------------------------------
                                          Name:  Brian M. Overstreet
                                          Title: President and Chief Executive
                                                 Officer


Dated:  January 10, 2003


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